UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2020

REDHAWK HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54323	20-3866475
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Petroleum Drive, Suite 200, Lafayette, Louisiana 70508

 (Address of principal executive offices) (Zip Code)

(337)269-5933

(Company’s telephone number, including area code)

120 Rue Beauregard, Suite 206, Lafayette, Louisiana 70508

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2020, RedHawk Holdings Corp. (the “Company”) announced that the Company’s board of directors (the “Board”) has appointed Philip C. Spizale as the Company’s Chief Executive Officer, effective June 8, 2020. Mr. Spizale will replace G. Darcy Klug who has served as the Company’s Interim Chief Executive Officer since November 12, 2018. On May 20, 2020, G. Darcy Klug provided notice to the Company that he will be stepping down as Interim Chief Executive Officer, effective June 8, 2020. Mr. Klug will remain as the Company’s Chairman of the Board, Chief Financial Officer and Corporate Secretary.

Mr. Spizale was appointed as a member of the Board effective on July 1, 2019 and serves as Chairman of the Company’s Compensation Committee. Prior to joining the Company as its Chief Executive Officer, Mr. Spizale was the Chief Sales Officer of REVA, Inc. since 2016. Reva is the largest fixed wing air medical transport service provider in the Americas. Between 2003 and 2016, Mr. Spizale held various senior sales and managerial positions with Concentra Inc., a national health care provider of a wide range of medical services to employers and patients, including urgent care, occupational medicine, physical therapy, primary care, and wellness programs. Mr. Spizale earned a Master of Business Administration degree from Webster University in St. Louis, Missouri and a Bachelor of Arts degree in Communications from Loyola University in New Orleans, Louisiana.

There are no arrangements or understandings between Mr. Spizale and any other persons pursuant to which he was appointed Chief Executive Officer. There are no transactions reportable pursuant to Item 404(a) of Regulation S-K in connection with Mr. Spizale’s appointment.

For his service as Chief Executive Officer, Mr. Spizale will receive compensation per fiscal year equal to $1 plus 10% of the amount, if any, that the Company’s annual sales for such fiscal year exceed $3.6 million with such compensation to be paid to Mr. Spizale in the subsequent fiscal year.  Mr. Spizale’s compensation per fiscal year for his service to the Company as its Chief Executive Officer, to the extent any sales exceed $3.6 million for a given fiscal year, will not exceed $240,000.

Item 7.01. Regulation FD Disclosure.

On May 20, 2020, the Company issued a press release announcing Mr. Spizale’s appointment as the Company’s Chief Executive Officer, a copy of which is furnished as Exhibit 99.1 to this report.  The information in Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1    Press Release issued May 20, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2020	REDHAWK HOLDINGS CORP.

	By:	/s/ G. Darcy Klug
	Name:	G. Darcy Klug
	Title:	Interim Chief Executive Officer and Chief Financial Officer